                                                                      EXHIBIT 11

                                 VALUJET, INC.

                     COMPUTATION OF EARNINGS PER SHARE(1)

                                                      Three Months Ended              Nine Months Ended
                                                         September 30,                   September 30,
                                                 ------------------------------------------------------------
                                                       1996           1997             1996           1997
                                                 ------------------------------------------------------------
PRIMARY:
Weighted average common and common
  equivalent shres outstanding during the
  period                                            54,690,157     54,984,451       54,646,896     54,922,522

Net effect of dilutive stock options and stock
  warrants - based on the treasury stock method              -              -                -              -
                                                  -----------------------------------------------------------

Total common and common equivalent shares           54,690,157     54,984,451       54,646,896     54,922,522
                                                  ===========================================================

Net income (loss)                                 $(21,944,824)  $(14,612,240)    $(20,851,934)  $(42,344,919)
                                                  ===========================================================

Net income per share                              $      (0.40)  $      (0.27)    $      (0.38)  $      (0.77)
                                                  ===========================================================

FULLY DILUTED:
Weighted average common and common
  equivalent shares outstanding during the
  period                                            54,690,157     54,984,451       54,646,896     54,922,522

Net effect of dilutive stock options and stock
  warrants - based on the treasury stock method              -              -                -              -
                                                  -----------------------------------------------------------

Total common and common equivalent shares           54,690,157     54,984,451       54,646,896     54,922,522
                                                  ===========================================================

Net income                                        $(21,944,824)  $(14,612,240)    $(20,851,934)  $(42,344,919)
                                                  ===========================================================

Net income per share                              $      (0.40)  $      (0.27)    $      (0.38)  $      (0.77)
                                                  ===========================================================

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